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                                                                   Exhibit 23.ii


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the AirTouch Communications, Inc. 1993 Long-Term
Stock Incentive Plan, of our report dated March 13, 1995 on our audit of the consolidated financial statements and related financial statement schedule of AirTouch Communications, Inc. as of December 31, 1994. We also consent to the reference to our firm under the caption "Experts."


San Francisco, California                     /s/ COOPERS & LYBRAND L.L.P.
November 21, 1995